As filed with the Securities and Exchange Commission on February 12, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Express Company
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-4922250 (I.R.S. Employer Identification Number)

200 Vesey Street
New York, New York 10285
(212) 640-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laureen E. Seeger, Esq.
Chief Legal Officer
American Express Company
200 Vesey Street
New York, New York 10285
(212) 640-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David S. Carroll, Esq. David A. Kanarek, Esq. American Express Company 200 Vesey Street New York, New York 10285 (212) 640-2000	Craig B. Brod, Esq. Francesca L. Odell, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement, as determined in light of market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐
Emerging Growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)
Debt Securities
Preferred Shares, par value $1.66 2∕3 per share
Depositary Shares
Common Shares, par value $0.20 per share
Warrants
Units
Guarantees

(1)
An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered and may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as- you-go registration fees” in accordance with Rule 456(b).

PROSPECTUS
American Express Company Debt Securities Preferred Shares Depositary Shares Common Shares Warrants Units Guarantees

American Express Company may offer from time to time in one or more series:
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unsecured debt securities,

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preferred shares, par value $1.66 2∕3 per share,

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depositary shares,

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common shares, par value $0.20 per share,

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warrants to purchase debt securities, preferred shares, depositary shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entities,

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warrants relating to other items or indices,

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units,

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guarantees.

We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities.
We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in an accompanying prospectus supplement.
We will provide the specific terms of any offering in an accompanying prospectus supplement. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “AXP.”
Investing in the securities involves risks. You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2021.

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We are responsible only for the information contained in or incorporated by reference in this prospectus, in the applicable prospectus supplement, and in the other offering material, if any, provided by us or any underwriter, dealer or agent that we may from time to time retain. We and any underwriter, dealer and agent have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement or other offering material may only be accurate on the date of the relevant document.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the headings “Incorporation of certain documents by reference” and “Where you can find more information” herein and in the applicable prospectus supplement before making your investment decision.
References in this prospectus to the “Company,” “American Express,” “we,” “us” and “our” are to American Express Company.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings). You should read the exhibits carefully for provisions that may be important to you.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We maintain an Investor Relations website at http://ir.americanexpress.com. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein. We have included the SEC’s and our website addresses only as inactive textual references and do not intend for either reference to be an active link to either website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus.
Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):
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Annual Report on Form 10-K for the year ended December 31, 2020.

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Current Report on Form 8-K filed on January 27, 2021.

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All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, to which we refer to as the Exchange Act, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

You may request, and we will provide you with, a copy of these filings at no cost, by writing or telephoning us at the following address or number:
American Express Company
200 Vesey Street
New York, New York 10285
Attention: Corporate Secretary’s Office
(212) 640-2000

FORWARD-LOOKING STATEMENTS
We have made various statements in this prospectus that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in any prospectus supplement and the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement, which could cause actual results to differ materially from such statements. The words “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward- looking statements. We caution you that any risk factors described in any prospectus supplement or in any document incorporated by reference herein or therein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Information concerning important factors that could cause actual events or results to be materially different from the forward- looking statements can be found in the “Risk Factors” section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

THE COMPANY
American Express is a globally intergrated payments company that provides our customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are credit and charge card products, along with travel and lifestyle related services, offered to consumers and businesses around the world.
Our range of products and services includes:
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Credit card, charge card and other payment and financing products

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Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

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Network services

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Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

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Expense management products and services

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Travel and lifestyle services

Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including mobile and online applications, affiliate marketing, customer referral programs, third-party vendors and business partners, direct mail, telephone, in-house sales teams, and direct response advertising. Business travel-related services are offered through our non-consolidated joint venture, American Express Global Business Travel.
We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS
Investing in the securities involves risks. Descriptions of the securities are contained below under “Description of Debt Securities,” “Description of Preferred Shares,” “Description of Depositary Shares,” “Description of Common Shares,” “Description of Securities Warrants,” “Description of Other Warrants,” “Description of Units” and “Description of Guarantees,” as well as in the accompanying prospectus supplement for each type of security we issue. Please see also the “Risk Factors” section in our most recent Annual Report on Form 10-K, and, to the extent applicable, in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement, including information contained in our filings with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Accordingly, the risks and uncertainties that we face are not limited to those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities. The risk factors incorporated by reference in this prospectus and any accompanying prospectus supplement are not necessarily presented in the order of relative importance or probability of occurrence.

USE OF PROCEEDS
Except as may be otherwise set forth in a prospectus supplement accompanying this prospectus and any accompanying prospectus supplement, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The following briefly summarizes certain of the material terms of our debt securities. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of debt securities and other provisions that may be important to you.
The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.
We will issue our senior debt securities under a senior debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by the first supplemental indenture thereto, dated as of February 12, 2021, between us and the trustee. We will issue our subordinated debt securities under a subordinated debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The senior debt indenture, as supplemented, and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” When we refer to the indentures in this prospectus, we mean the indentures as they have been supplemented.
The indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings).
The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.
Provisions Applicable to Both Senior and Subordinated Debt Securities
Issuances in Series
The indentures allow us to issue debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We need not issue all debt securities of the same series at the same time (provided that any further securities issued as part of a single series with any outstanding securities of any series will have a separate CUSIP number unless the further securities either (i) have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) are issued in a qualified reopening of (or are otherwise treated as part of the same issues as) such outstanding securities for U.S. federal income tax purposes). All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term “trustee” means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.
We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. An accompanying prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.
Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.
An accompanying prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):
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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

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the maturity date or the method for determining the maturity date;

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the terms for exchange, if any, of the debt securities;

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the interest rate or rates, if any, or the method for computing such rate or rates;

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the interest payment dates or the method for determining such dates;

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if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

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if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

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if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, the denominations in which the debt securities shall be issuable;

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if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

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any mandatory or optional sinking fund, redemption or other similar terms;

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any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

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whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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information describing any book-entry features;

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if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

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any material federal income tax consequences;

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any material provisions of the indentures that do not apply to the debt securities; and

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any other specific terms of the debt securities.

Interest and Interest Rates
Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable.
We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.
The interest payment dates for fixed rate debt securities will be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a fixed rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date. The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.
Fixed Rate Debt Securities
Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Interest on each fixed rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
Each floating rate debt security will bear interest from its date of issue at the rate determined according to an interest rate formula that will be described in an accompanying prospectus supplement. Interest on each floating rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption.
Payment
Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.
If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.
Modification of the Indenture
We may make modifications and amendments to the indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:
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to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

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to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

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to surrender any right or power conveyed by the indenture upon us;

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to establish the form or terms of the debt securities of any series;

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to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders in any material respect;

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to modify, eliminate or add to the provisions of the indentures as necessary to qualify it under any applicable federal law;

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to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

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to provide for the acceptance of appointment by a successor trustee;

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to add to or modify the provisions of the indentures to provide for the denomination of debt securities in foreign currencies;

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to supplement any provisions of the indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

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to prohibit the authentication and delivery of additional series of debt securities;

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to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act of 1939, as amended, provided that such modifications do not materially affect the interests of security holders;

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to modify the provisions of the indentures provided that such modifications do not apply to any outstanding security; or

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to provide for the issuance of securities in bearer form.

Any other modifications or amendments of the indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
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modify the terms of payment of principal, premium or interest;

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reduce the percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with any restrictive covenant;

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modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults, except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

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subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver
The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.
Unless otherwise stated in an accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:
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default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

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default in making a sinking fund payment or analogous obligation, if any, when due and payable;

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default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

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default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property; and

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any other event of default provided in or pursuant to an applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

The subordinated debt indenture also provides that an event of default with respect to any other series of debt securities outstanding under the indentures or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof (a “cross-default event of default”) will be an event of default with respect any series of subordinated debt securities.
Senior debt securities issued by us prior to February 12, 2021 (the “pre-2021 senior debt securities”) also contain a cross-default event of default. Holders of senior debt securities issued hereunder will not have the benefit of this event of default that is applicable to the pre-2021 senior debt securities.
An event of default with respect to a particular series of debt securities issued under the indentures does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.
If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25 percent in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.
The indentures contain a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indentures at the request of any of the holders. The indentures provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indentures is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indentures may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indentures that cannot be amended or modified without the consent of the holder of each debt security affected.
We are required by the indentures to furnish to the trustee annual statements as to the fulfillment of our obligations under the indentures.
Redemption and Repayment
Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100 percent of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days (in the case of subordinated debt securities) or five (5) days (in the case of senior debt securities) prior to the date of redemption. Any notice of redemption of the senior debt securities to be redeemed at our option may state that such redemption shall be conditional, in our discretion, on one or more conditions precedent, and that the redemption date may (but shall not be required to) be delayed until such time as any or all of such conditions have been satisfied, and that such conditional notice of redemption may be rescinded by us if we determine that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and we shall not be required to redeem the senior debt securities on the redemption date or otherwise. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.
Defeasance of the Indentures and Debt Securities
The indentures permit us to be discharged from our obligations under the indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.
Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:
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we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

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our obligations under the indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

The indentures also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.
Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.
Governing Law
The laws of the State of New York will govern the indentures and the debt securities.
Concerning the Trustee
The Bank of New York Mellon, the trustee under the indentures, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to us and many of our subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.
Global Securities and Global Clearance and Settlement Procedures
We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in an accompanying prospectus supplement, The Depository Trust Company, New York, New York, which we refer to as DTC, will be the depositary if we use a depositary.
Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.
So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium of, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, an accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. No fewer than 15 calendar days prior to the regular record date for a payment, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. DTC will notify the trustee or paying agent on or prior to the fifth business day after the regular record date for any payment of interest, and the tenth business day prior to the payment date for any payment of principal, with the amount of such payment to be received in such foreign currency and the applicable wire transfer instructions. The trustee or paying agent shall use such instructions to pay the participant directly. If DTC does not notify the trustee or paying agent, it is understood that only U.S. dollar payments are to be made in respect of the payment.
We have been advised by DTC as follows:
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DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:
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the depositary notifies us that it is unwilling or unable to continue as depositary for such global securities or the depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

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an event of default has occurred and is continuing with respect to the applicable series of securities; or

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we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.
In the event that definitive securities are issued:
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holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

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holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

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any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Provisions Applicable Solely to Senior Securities
Restrictions as to Liens
The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:
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any shares of capital stock owned by us of American Express Travel Related Services Company, Inc. and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of such company, so long as it continues to be our subsidiary, which we refer to as the “principal subsidiary”; or

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any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiary.

However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. Also, we may incur or allow to exist upon the stock of the principal subsidiary liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.
This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.
Provisions Applicable Solely to Subordinated Securities
General
We may issue subordinated debt securities in one or more series under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness including any senior debt securities, that may be outstanding from time to time.
If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in an accompanying prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.
Subordination
The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.
The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:
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any acceleration of the principal amount due on the subordinated debt securities;

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our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

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a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

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an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.
If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.
Subrogation
After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

DESCRIPTION OF PREFERRED SHARES
General
The following briefly summarizes certain of the material terms of our preferred shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the certificate of designation relating to that series and our amended and restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.
Under our amended and restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2∕3 per share. At December 31, 2020, we had outstanding 750 shares of 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B (the “Series B Preferred Stock”), and 850 shares of 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C (the “Series C Preferred Stock”). Our Board of Directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.
The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:
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the title and number of shares offered and liquidation preference per share;

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the price per share;

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the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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whether dividends are participating or non-participating;

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any redemption, sinking fund or analogous provisions;

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any conversion or exchange provisions;

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whether we have elected to offer depositary shares with respect to the preferred shares, as described below under “Depositary Shares”;

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whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights; and

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any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

When issued, the preferred shares will be fully paid and nonassessable.
Dividend Rights
All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.
Rights Upon Liquidation
Unless otherwise specified in an accompanying prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights
Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.
At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director’s successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director’s successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.
The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:
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the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

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an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

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the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes certain of the material terms of our depositary receipts. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the deposit agreement and depositary receipts relating to each series of preferred shares filed with the SEC in connection with the offering of that series of depositary receipts. The description of any depositary receipts we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable deposit agreement and depository receipt (which will be filed with the SEC if we offer depositary receipts).
We may elect to offer fractional interests in preferred shares rather than preferred shares, with those rights and subject to the terms and conditions that we may specify in the related prospectus supplement. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.
The depositary will be a bank or trust company that has its principal office in the United States. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary.

DESCRIPTION OF COMMON SHARES
The following briefly summarizes certain of the material terms of our common shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of common shares and other provisions that may be important to you. We may periodically issue other securities that can be exercised, converted or exchanged into common shares. The following description of the common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to the applicable provisions of the New York Business Corporation Law, our amended and restated certificate of incorporation and our by-laws.
We are authorized to issue up to 3,600,000,000 common shares, par value $0.20 each.
Dividends.   Subject to the prior rights of holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders.
Voting Rights.   Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights.
No Redemption Provisions.   The common shares are not subject to redemption by operation of a sinking fund or otherwise.
No Preemptive Rights.   Holders of common shares are not entitled to preemptive rights.
No Assessment.   The issued and outstanding common shares are fully paid and non-assessable.
Transfer Agent and Registrar.   The transfer agent and registrar for the common shares is Computershare.
Certain provisions of our amended and restated certificate of incorporation and our by-laws as well as the New York Business Corporations Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board of Directors and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include:
Authorized But Unissued Shares.   Our authorized but unissued common shares could be issued without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad corporate power to establish the rights and preferences of preferred stock, one or more classes or series of which could be issued which would entitle holders to exercise rights which could have the effect of impeding a takeover, including rights to convert or exchange the stock into common shares or other securities or to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.
Advance Notice By-law.   Under our by-laws, written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a director must be received by our corporate secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is not within 25 days before or after such anniversary date, such notice must be received not later than 10 days following the day on which the date of the meeting is first disclosed to the shareholders or publicly, whichever occurs first.
Anti-Takeover Provisions under New York Law.   We are subject to Section 912 of the New York Business Corporation Law. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 20 percent or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested stockholder.

DESCRIPTION OF SECURITIES WARRANTS
The following briefly summarizes certain of the material terms of our securities warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of securities warrants and other provisions that may be important to you. The description of any securities warrants we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate (which will be filed with the SEC if we offer securities warrants).
We may issue warrants for the purchase of:
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debt securities;

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preferred shares;

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depositary shares;

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common shares; or

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equity securities issued by one of our affiliated or unaffiliated corporations or other entities.

Each securities warrant will entitle the holder to purchase for cash the amount of securities at the exercise price stated or determinable in the prospectus supplement for the securities warrants. We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such securities warrants.
The prospectus supplement relating to any securities warrants that we may offer will contain the specific terms of the securities warrants. These terms will include some or all of the following:
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the title and aggregate number of the securities warrants;

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the price or prices at which the securities warrants will be issued;

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the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

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the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the securities warrants;

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the designation and terms of the other securities, if any, with which the securities warrants are to be issued and the number of the securities warrants issued with each other security;

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the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

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if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

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the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

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the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

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the minimum or maximum amount of the securities warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of any material U.S. federal income tax considerations applicable to the exercise of the securities warrants; and

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any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

DESCRIPTION OF OTHER WARRANTS
The following briefly summarizes certain of the material terms of certain potential other warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of warrants and other provisions that may be important to you. The description of any other warrants we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable warrants agreement and warrant certificate (which will be filed with the SEC if we offer other warrants).
We may issue other warrants to buy or sell:
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debt securities of or guaranteed by the United States;

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units of a stock index or stock basket;

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a commodity; or

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a unit of a commodity index or another item or unit of an index.

We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in an accompanying prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owner of such other warrants.
The prospectus supplement relating to any other warrants that we may offer will contain the specific terms of the other warrants. These terms will include some or all of the following:
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the title and aggregate number of the other warrants;

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the offering price of the other warrants;

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the material risk factors of the other warrants;

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the warrant property of the other warrants;

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the procedures and conditions relating to the exercise of the other warrants;

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the date on which the right to exercise the other warrants will commence and the date on which that right will expire;

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the identity of the other warrant agent for the other warrants;

•
whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

•
a discussion of any material U.S. federal income tax considerations applicable to the exercise of the other warrants; and

•
any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in an accompanying prospectus supplement.

DESCRIPTION OF UNITS
The following briefly summarizes certain of the material terms of our units. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of units and other provisions that may be important to you. The description of any units we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units (which will be filed with the SEC if we offer units).
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The prospectus supplement relating to any units that we may offer will contain the specific terms of the units. These terms will include some or all of the following:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

DESCRIPTION OF GUARANTEES
The following briefly summarizes certain of the material terms of our guarantees. Other terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of the guarantees offered and other provisions that may be important to you. The description of any guarantees we offer in the applicable prospectus supplement will be qualified in its entirety by reference to the applicable guarantee (which will be filed with the SEC if we offer guarantees).
We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

ERISA CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.
Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law (“similar law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.
We, directly or through our affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.
Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:
•
PTCE 96-23 for transactions determined by in-house asset managers;

•
PTCE 95-60 for transactions involving insurance company general accounts;

•
PTCE 91-38 for transactions involving bank collective investment funds;

•
PTCE 90-1 for transactions involving insurance company separate accounts; or

•
PTCE 84-14 for transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction (the “service provider exemption”).
Unless otherwise provided in an accompanying prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:
(a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with “plan assets” of, any such plan;
(b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or another applicable exemption; or

(c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.
Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its legal counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.
Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
directly to one or more purchasers;

•
through agents; or

•
through a combination of any such methods of sale.

We may offer the securities at prices and on terms to be determined at or prior to the time of sale, including, in the case of guarantees, for consideration that may include consents or exchanges of existing securities. The accompanying prospectus supplement with respect to the offered securities will set forth the terms of the offering, including, if applicable:
•
the name or names of any underwriters or agents;

•
the purchase price of the offered securities and the proceeds to us from their sale;

•
any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which those securities may be listed.

Only underwriters or agents named in an accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities offered by such accompanying prospectus supplement if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in an accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.
Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the condition that the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.
Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and for the underwritiers by counsel to the underwriters that will be named in the applicable prospectus supplement. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by David S. Carroll, Esq., Senior Counsel of American Express Company, or by another American Express Company attorney.
EXPERTS
The financial statements and management’s assessment of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with a distribution.
SEC registration fee	$	*
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee, depositary, transfer agent and/or warrant agent		**
Fees of Rating Agencies		**
Miscellaneous		**
Total	$	**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**
Fees and expenses are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers.

Article VI of the Registrant’s By-laws, as amended, provides as follows:
SECTION 6.1. DIRECTORS, OFFICERS AND EMPLOYEES.   The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person, made or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that such person, is or was or has agreed to become a director of the corporation, or is or was an officer or employee of the corporation, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with such action, suit or proceeding, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director, officer or employee establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee serves or served or agreed to serve at the request of the corporation shall be included in the actions for which directors, officers and employees will be indemnified under the terms of this Section 6.1. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law. Notwithstanding anything to the contrary set forth herein, no indemnification, nor the right to be paid advances of any expenses, shall be provided to (A) any such person with respect to any action, suit or proceeding, or part thereof, brought by such person against the corporation or any affiliate of the corporation, whether by way of direct claim, counterclaim, claim for contribution or otherwise, unless consented to by the Board (other than in connection with any action, suit or proceeding that successfully enforces such person’s rights to indemnification and advancement of expenses hereunder), or (B) any such person other than a present or former officer or director of the corporation unless such person reasonably cooperates with the corporation and its insurers in connection with the action, suit or proceeding and any related matter, including the determination of such person’s entitlement to indemnification hereunder, and agrees to such other terms and conditions as the corporation may reasonably request. (Business Corporation Law (“B.C.L.”) Sections 721, 722, 723(c).)
SECTION 6.2 OTHER INDEMNIFICATION.   The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6.2, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise. (B.C.L. Sections 721, 723(c).)
SECTION 6.3 MISCELLANEOUS.   The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.2, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto. The benefits of Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Article.
The form Underwriting Agreements filed or incorporated by reference as Exhibits 1(a) through (b) to this registration statement provide for indemnification of, or contribution to, directors and officers of the Company by the underwriters against certain liabilities under the Securities Act of 1933, as amended, in certain instances.
Item 16.
Exhibits.

Exhibit	Description
1(a)*	Underwriting Agreement Basic Provisions (Debt Securities).
1(b)**	Form of Underwriting Agreement for Exchangeable Debt Securities, Convertible Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Warrants and Units.
3(a)	Registrant’s Amended and Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q (File No. 1-7657) for the quarter ended March 31, 2015).
3(b)	Registrant’s By-laws, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 1-7657), filed on September 27, 2016).
4(a)	Senior Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4(k) of the Registrant’s Registration Statement under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).
4(b)*	First Supplemental Indenture dated as of February 12, 2021 to the Senior Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee.
4(c)	Subordinated Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4(j) of the Registrant’s Registration Statement under the Securities Act of 1933 on Form S 3 (File No. 333 162791), filed on October 30, 2009).
4(d)	Form of Permanent Registered Fixed Rate Global Note (incorporated by reference to Exhibit 4(s) of the Registrant’s Registration Statement under the Securities Act of 1933 on Form S-3 (File No. 333-223581), filed on March 12, 2018).

Exhibit	Description
4(e)**	Form of Permanent Registered Floating Rate Global Note.
4(f)**	Form of Subordinated Debt Security.
4(g)**	Form of Deposit Agreement, including form of Depositary Receipt.
4(h)	Form of Common Share Certificate (incorporated by reference to Exhibit 4 of Registrant’s Registration Statement on Form 8-A/A Amendment No. 1 (File No. 1 7657), filed on June 12, 2000).
4(i)**	Form of Warrant Agreement for Common Shares and Preferred Shares (including form of Warrant Certificates).
4(j)**	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificates).
4(k)**	Form of Currency Warrant Agreement (including form of Currency Warrant).
4(l)**	Form of Stock-Index Warrant Agreement.
4(m)**	Form of Warrant Agreement for Other Stock (including form of Warrant Certificate).
4(n)**	Form of Unit Agreement.
4(o)**	Form of Unit Certificate.
4(p)**	Form of Guarantee.
5*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23(a)*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5).
23(b)*	Consent of PricewaterhouseCoopers LLP.
24(a)*	Power of Attorney.
25(a)*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Senior Indenture dated as of August 1, 2007.
25(b)*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Subordinated Indenture dated as of August 1, 2007.

*
Filed herewith.

**
To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.
Undertakings.

The undersigned Registrant hereby undertakes:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)   Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(f)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 12th day of February, 2021.
AMERICAN EXPRESS COMPANY
By:
/s/ Jeffrey C. Campbell

JEFFREY C. CAMPBELL
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 12th day of February, 2021.
Signature	Title
/s/ Stephen J. Squeri STEPHEN J. SQUERI	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Jeffrey C. Campbell JEFFREY C. CAMPBELL	Chief Financial Officer (Principal Financial Officer)
/s/ Jessica Lieberman Quinn JESSICA LIEBERMAN QUINN	Executive Vice President and Corporate Controller (Principal Accounting Officer)
* THOMAS J. BALTIMORE, JR.	Director
* CHARLENE BARSHEFSKY	Director
* JOHN J. BRENNAN	Director
* PETER CHERNIN	Director
* RALPH DE LA VEGA	Director
* ANNE LAUVERGEON	Director
* MICHAEL O. LEAVITT	Director

Signature		Title
* THEODORE J. LEONSIS		Director
* KAREN L. PARKHILL		Director
* CHARLES E. PHILLIPS, JR.		Director
* LYNN A. PIKE		Director
* DANIEL L. VASELLA		Director
* RONALD A. WILLIAMS		Director
* CHRISTOPHER D. YOUNG		Director
*By:	/s/ Kristina V. Fink KRISTINA V. FINK as Attorney-in-Fact